STARLIGHT PLACE, LP
USDA RURAL DEVELOPMENT
FINANCIAL STATEMENTS
DECEMBER 31, 2005

STARLIGHT PLACE, LP
USDA RURAL DEVELOPMENT

TABLE OF CONTENTS

PAGE

Independent auditors' report	1

Financial statements:

Balance sheet	2

Statement of operations	3

Statement of changes in partners' equity (deficit)	4

Statement of cash flows	5

Notes to financial statements	6-8

Supplemental information:

Supplemental schedules	9-12

Independent auditors' report on internal control	13

Independent auditors' report on compliance with
laws and regulations in accordance with
government auditing standards	14

INDEPENDENT AUDITORS' REPORT

To the Partners of
Starlight Place, LP

We have audited the accompanying balance sheet of  STARLIGHT PLACE, LP (USDA Rural Development), a limited partnership, as of December 31, 2005, and the related statement of operations, changes in partners' equity (deficit), and cash flows for the year then ended.  These financial statements are the responsibility of the Partnership's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Audit Program issued in December 1989 by the Rural Development Services Office of the U.S. Department of Agriculture, formerly known as the Farmers Home Administration.  Those standards and the Audit Program require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STARLIGHT PLACE, LP as of December 31, 2005, and the results of its operations, its changes in partners' equity (deficit), and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued our report dated February 28, 2006, on our consideration of STARLIGHT PLACE, LP's internal control and our report dated February 28, 2006, on its compliance with laws and regulations applicable to the financial statements.  Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental information on pages 9 - 12 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Habit Arogeti, Wynne LLC
Atlanta, Georgia

February 28, 2006

STARLIGHT PLACE, LP
BALANCE SHEET
DECEMBER 31, 2005

ASSETS

Current assets
Cash	$36,881
3,065
Cash, tenant security deposits	7,800
Cash, tax reserve	7,502
Accounts receivable	2,430
Prepaid expenses	3,862
Operating deficit reserve	95,024

Total current assets3,065	153,499

Property, plant and equipment, at cost	4,645,661
2,860,155
Less accumulated depreciation	(75,288)

Net property, plant and equipment	4,570,373

Monitoring fees, at cost	7,800
Less accumulated amortization	(260)

Net monitoring fees	7,540

$4,731,412
2,863,220

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Current liabilities	$1,894
Accounts payable	7,225
Accrued property taxes	9
Prepaid rent	482,600
Accrued developer fees
117,320
Tenant security deposits	7,800
Construction loan payable	375,000

Total current liabilities	874,528
117,320

Partners' equity (deficit)	3,856,884
2,484,463

$4,731,412
2,601,783
See auditors' report and accompanying notes

STARLIGHT PLACE, LP
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

Revenues
Rental income	$106,302
Tenant charges	2,850
Interest income	26

Total income	109,178

Expenses
Maintenance and operating	38,763
Utilities	5,982
Administrative	26,244
Taxes and insurance	41,534
Interest	14,847
Depreciation	75,288
Amortization	260

Total expenses	202,918

Net loss	$(93,740)

See auditors' report and accompanying notes

STARLIGHT PLACE, LP
STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2005

	General	Limited
	Partner	Partner	Total

Partners' equity (deficit)
December 31, 2004	0	2,484,463	2,484,463

Add: Capital contributions	0	1,466,161	1,466,161

Net loss	(5)	(93,735)	(93,740)

Partners' equity (deficit),
December 31, 2005	$(5)	$3,856,889	$3,856,884

See auditors' report and accompanying notes

STARLIGHT PLACE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Cash flows from operating activities
Net loss	$(93,740)
Adjustments to reconcile net loss to
net cash provided (used) by operating activities
Depreciation	75,288
Amortization	260
Changes in assets and liabilities
(Increase)Decrease in cash, tax reserve	(7,502)
(Increase)Decrease in accounts receivable	(2,430)
(Increase)Decrease in prepaid expenses	(3,862)
(Increase)Decrease in operating deficit reserve	(95,024)
Increase(Decrease) in accounts payable	1,894
Increase(Decrease) in accrued property taxes	7,225
Increase(Decrease) in deferred rent	9

Total adjustments	(24,142)

Net cash provided (used) by
operating activities	(117,882)

Cash flows from investing activities
Purchase of monitoring fees	(7,800)
Investment in rental property	(1,420,226)

Net cash provided (used) by investing activities	(1,428,026)

Cash flows from financing activities
Partner contributions	1,466,161
Proceeds from issuance of construction loan	113,563

Net cash used by financing activities	1,579,724

Net increase (decrease) in cash	33,816

Cash, beginning of year	3,066
3,065
Cash, end of year	$36,881

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the years for Interest	$34,020

Note A
Organization and Summary of Significant Accounting Policies

The Partnership was organized as a limited partnership under the laws of the state of Georgia in 2005.  The Partnership was formed to develop, own and operate an 52-unit rental housing project known as Starlight Place.  The Project is regulated by the Rural Development Services office of the U.S. Department of Agriculture [R.D.], formerly known as the Farmers Home Administration, as to rent charges and operating methods.

The following significant accounting policies have been followed in the preparation of the financial statements:

a.           Rental Income:

Rental income is recognized as rentals become due.  Rental payments received in advance are deferred until earned.  All leases between the Partnership and tenants of the property are operating leases.

b.           Property and Equipment:

Property and equipment have been recorded at cost.  Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives of 40 years for real property, 15 for improvements, and 5 years for personal property by use of the straight-line method.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

c.           Intangible Assets:

Permanent loan costs have been recorded at cost.  Amortization has been provided for using the straight-line method over 15 years.

d.           Income Taxes:
No income tax provision has been included in the financial statements since income or loss of the Partnership is required to be reported by the partners on their respective income tax returns.

e.           Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STARLIGHT PLACE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note B
Tenant Security Deposits

Security deposits collected from tenants are held in a separate bank account.  The account's status at December 31, is:

Tenant security deposit cash account	$7,800
Tenant security deposits payable balance	(7,800)

Excess (Deficit)	$0

Note C
Construction Loan Payable

Bonneville Mortgage Company

The Partnership secured a construction loan of $375,000 from the Lewiston State Bank c/o Bonneville Mortgage Company for the purpose of funding the construction costs of the Project.  The loan accrues interest at 7.57% per annum until the conversion date, April 1, 2006.  When the construction loan is converted to a permanent loan interest the rate will be 7.57% computed on the basis of a 360-day year.  The note is collateralized by a deed to secure debt on rental property.  As of December 31, 2005, $375,000 of the loan remains payable.

The obligation arising from the Loan Agreement has been secured through a Loan Note Guarantee (the USDA Guarantee) under the Section 538 Guaranteed Rural Rental Housing Program pursuant to which the USDA will guarantee 90% of the losses realized under the Construction Note.

Under an interest credit and rental assistance agreement with Rural Development, an interest credit is provided, thus reducing the interest rate approximately 3% annually.  The interest credit is treated as additional income with interest expense being recorded at the note rate.  An annual application as required by Rural Development must be submitted in order to be eligible for the interest credit.  Eligibility begins when the construction loan is converted to a permanent loan, April 1, 2006.

Note D
Partnership Profits, Losses and Distributions

Profits and losses from operations are allocated 99.97% to the limited partner, 0.01% to the Georgia limited partner, 0.01% to the special limited partner, 0.005% to the non-profit limited partner, and 0.005% to the general partner.  Any and all Georgia tax credits shall be allocated to the Georgia limited partner.  Cash flow shall be paid out in the following order and priority: (1) First, to pay the deferred management fee, if any; (2) Second, to pay the current asset management fee that was not paid monthly and then to pay any accrued asset management fees which have not been paid in full from previous years; (3) Third, to pay the principal and then interest on the development fee; (4) Fourth, to pay operating loans, if any, limited to 100% of the net operating income remaining after reduction for the payments made first to third; (5) Fifth, to pay the incentive management fee; (6) Sixth, to pay the tax credit compliance fee; and (7) Seventh, the balance, 29.98% to the limited partner, 0.01% to the Georgia limited partner, 0.01% to the special limited partner, 0.005% to the non-profit partner, and 69.995% to the general partner.

STARLIGHT PLACE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

Note E
Management Fees

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective June 29, 2005.  During the year ended December 31, 2005, Boyd Management, Inc. earned fees of $10,774.

Note F
Commitments and Contingencies

USDA, RD may terminate the subsidy agreement if it determines that no subsidy is necessary or if the Partnership is determined to be in violation of USDA, RD rules or regulations.

The Project's low-income housing credits are contingent on the Project's ability to maintain compliance with applicable sections of Section 42.  Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period could result in recapture of previously taken tax credits plus interest.  In addition, such potential noncompliance may require an adjustment to the contributed capital by the limited partners.

Note G
Developer Fees

The developer, an affiliate of the general partner of the Partnership, will receive a developer's fee of $586,600 for its services during the development and construction of the Project.  The fee is to be paid in installments as defined in the development agreement.  As of December 31, 2005, $482,600 of the fee remains payable.

These supplemental schedules are required by the U.S. Department of Agriculture, Rural Development, on 515 Rural Rental Housing audits located in Georgia.

STARLIGHT PLACE, LP
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005

SCHEDULE A - MAINTENANCE AND OPERATING, UTILITIES, ADMINISTRATIVE, TAXES AND INSURANCE EXPENSES:

Maintenance and operating
Maintenance and repair	$4,883
Maintenance and repair - payroll	26,887
Painting and decorating	677
Grounds	6,234
Garbage removal	82

$38,763

Utilities
Electric	$4,433
Water	1,009
Sewer	540

$5,982

Administrative
Management fee	$10,774
Legal expense	280
Advertising	840
Telephone and answering service	1,219
Office supplies	7,094
Training expense	157
Health insurance and other	844
Payroll taxes	2,212
Workers' compensation	885
Cable	661
Other administrative expenses	1,278

$26,244

Taxes and insurance
Real estate taxes	$36,124
Property and liability insurance	5,410

$41,534

See auditors' report

 STARLIGHT PLACE, LP
SUPPLEMENTAL SCHEDULES
FOR THE YEAR ENDED DECEMBER 31, 2005

SCHEDULE B - AGED ACCOUNTS RECEIVABLE:

The accounts receivable balance as of December 31, 2005, consists of $0 due from USDA, Rural Development for rental assistance.  There are tenant receivables of $2,130 at December 31, 2005.  There are other receivables of $300 at December 31, 2005.

SCHEDULE C - AGED ACCOUNTS PAYABLE:

There are no accounts payable exceeding 30 days at December 31, 2005.

SCHEDULE D - INSURANCE COVERAGE:

Name of Company

State Farm Fire and Casualty Company
11350 Johns Creek Parkway
Duluth, GA 30098
	Coverage
	Expiration Date	Amount
Property coverage:
Blanket	May 25, 2006	$4,272,000
Loss of rents	May 25, 2006	Actual loss

Liability coverage:
General aggregate	May 25, 2006	4,000,000

Fidelity coverage:
Fidelity bond - corporate	January 1, 2006	1,000,000

Name of Company

Hartford Insurance Company
Hartford, CT 06115

Fidelity coverage:
Fidelity bond - resident manager	December 4, 2006	$30,000

SCHEDULE E - DELINQUENT REAL ESTATE TAXES:

There are no delinquent real estate taxes as of December 31, 2005.

See auditors' report

 STARLIGHT PLACE, LP
SUPPLEMENTAL SCHEDULES
FOR THE YEAR ENDED DECEMBER 31, 2005

SCHEDULE F - SCHEDULE OF MANAGEMENT FEES:

52 revenue-producing units at $33 per month per occupied apartment, based upon occupied units on the first day of each month.   Management receives a minimum fee of $800.

100% occupancy is 52 units.

		# Units	Allowable	Amount
Month	#Vacant	Occupied	Fee	Calculated

January	52	0	$33	$0
February	52	0	33	0
March	52	0	33	0
April	52	0	33	0
May	52	0	33	800
June	48	4	33	800
July	18	34	33	1,122
August	8	44	33	1,452
September	6	46	33	1,518
October	1	51	33	1,683
November	1	51	33	1,683
December	0	52	33	1,716

Earned Management Fees:				$10,774

Management Fees Collected:				$8,975

Management Fees Accrued:				$1,799

Previous Years' Management Fees Collected this Year				$0

Vacancy Percentage = 55%

Note:	The Resident Manager's unit is considered nonoccupied for management fee purposes unless the manager is paying normal rent.

See auditors' report

 STARLIGHT PLACE, LP
SUPPLEMENTAL SCHEDULES
FOR THE YEAR ENDED DECEMBER 31, 2005

SCHEDULE G - BORROWER CERTIFICATION:

The information provided by STARLIGHT PLACE, LP, to Habif, Arogeti & Wynne, LLP for the preparation of the 2005 annual audit to which this certification is attached, is hereby certified to be true and correct, and it is further certified that the handling of the reserve account, the operation and maintenance account, rental receipts and interest credit by STARLIGHT PLACE, LP was in accordance with USDA, Rural Development regulations.

As of February 28, 2006

By:____________________________________
General Partner

See auditors' report

INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL

To the Partners of Starlight Place, LP

We have audited the financial statements of STARLIGHT PLACE, LP as of and for the year ended December 31, 2005, and have issued our report thereon dated February 28, 2006.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Audit Program issued by the Rural Development Services Office of the U.S. Department of Agriculture, formerly known as the Farmers Home Administration.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether BLAIRSVILLE RENTAL HOUSING, L.L.P complied with laws and regulations, noncompliance with which would be material to an R.D. program.

The management of STARLIGHT PLACE, LP is responsible for establishing and maintaining effective internal control.  In planning and performing our audit of the financial statements, we considered Starlight Place, LP's internal control over financial reporting and its internal control over compliance with requirements that would have a direct and material effect on an R.D. program in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and on compliance and not to provide assurance on the internal control over financial reporting and the internal control over compliance.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses.  A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements that would be material in relation to the financial statements or that noncompliance with applicable requirements of laws and regulations that would be material in relation to an R.D. program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.  We noted no matters involving the internal control and its operation that we consider to be material weaknesses as defined above.

This report is intended solely for the information and use of the audit committee, management of STARLIGHT PLACE, LP, others within the organization, and Rural Development and is not intended to be and should not be used by anyone other than these specified parties.

Atlanta, Georgia

February 28, 2006

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INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH
LAWS AND REGULATIONS IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

To the Partners of
Starlight Place, LP

We have audited the financial statements of STARLIGHT PLACE, LP as of and for the year ended December 31, 2005, and have issued our report thereon dated February 28, 2006.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and the Audit Program issued in December 1989 by the Rural Development Services Office of the U.S. Department of Agriculture, formerly known as the Farmers Home Administration.  Those standards and the Audit Program require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

Compliance with laws, regulations, contracts and grants applicable to STARLIGHT PLACE, LP is the responsibility of STARLIGHT PLACE, LP's management.  As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, we performed tests of STARLIGHT PLACE, LP's compliance with certain provisions of laws, regulations, contracts and grants, noncompliance with which could have a direct and material effect on determination of financial statement amounts.  However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion.

We also considered those compliance matters regarding types of services allowed or unallowed, eligibility, matching, level of effort and earmarking, reporting and special tests and provisions comprehended in Attachment 2 of the U.S. Department of Agriculture, Farmers Home Administration's Audit Program Handbook, dated December 1989.

The results of our procedures disclosed no instances of noncompliance that are required to be reported herein under Government Auditing Standards.

This report is intended solely for the information and use of the audit committee, management, others within the organization, and Rural Development and is not intended to be and should not be used by anyone other than these specified parties.

Atlanta, Georgia

February 28, 2006

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